B Y-L AW S OF

NM RECEIVABLES CORP. II

(as amended January 29, 2002)

ARTICLE I

OFFICES

Section 1. The registered office shall be located at 300 Erie Boulevard West, Suite #B2000, Syracuse, New York, 13202, Attn: President.

Section 2. The principal office of the corporation shall be located at 300 Erie Boulevard West, Suite #B2000, Syracuse, New York, 13202, Attn: President. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors and as shall be stated in the notice or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of shareholders, commencing with the year 1998, shall be held on or about the first day of June at which time they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be given personally or mailed by first class mail not less than ten (10) nor more than fifty (50) days before the date of the meeting by or at the direction of the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the New York Business Corporation Law (the "Business Corporation Law") or by the Certificate of Incorporation, may be called by the president, the vice president or the board of directors, and may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Written or printed notice of a special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, and stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be mailed by first class mail or given personally not less than ten (10) nor more than fifty (50) days before the date of the meeting by or at the direction of the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms.

Section 3. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF SHARES

Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter except as otherwise provided by the Business Corporation Law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by the Business Corporation Law or the Certificate of Incorporation.

Section 3. Each outstanding share of stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders unless the Certificate of Incorporation or the Business Corporation Law provides otherwise. A shareholder may vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact.

In all elections for directors, each outstanding share of stock is entitled to one (1) vote for as many persons as there are directors to be elected.

Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 5. Shareholders may participate in a meeting by means of a conference telephone or similar communications equipment with which all persons participating in a meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall be within a minimum of five (5) and a maximum of seven (7), at least two (2) of whom shall be Independent directors, as provided for and defined in the Certificate of Incorporation. Directors need not be residents of the State of New York nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at annual meetings of the shareholders, and each director elected shall serve a one (1) year term. A director having completed his term of office shall continue to serve until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, or the removal of a director, may be filled by the shareholders or the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of the directors remaining in office.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such l awful acts and things as are not, pursuant to the Business Corporation Law, the Certificate of Incorporation or these bylaws, directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by the Business Corporation Law to be kept within the State, outside of the State of New York, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

Section 6. Except as provided by the Business Corporation Law, the shareholders of the corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York. Directors may participate in a meeting by means of a conference telephone or similar communications equipment with which all persons participating in a meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 2. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the president or vice president on two (2) business days I notice to each director, mailed by first class mail or given personally; special meetings shall be called by the president, vice president or secretary in like manner and on like notice on the written request of two (2) directors.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by the Business Corporation Law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Business Corporation Law or by the Certificate of Incorporation. A majority of directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by each director entitled to vote with respect to the subject matter thereof and included in the minutes or filed with the corporate records reflecting the action taken.

ARTICLE VII

NOTICES

Section 1. Whenever, under the provisions of the Business Corporation Law, the Certificate of Incorporation or these bylaws. notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, which shall be effective upon the sender's receipt of confirmation of transmission.

Section 2. Whenever any notice is required to be given under the provisions of the Business Corporation Law, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

OFFICERS

Section 1. The officers of the corporation shall be a president, a vice president, a secretary and a treasurer, and such other officers as the board of directors may from time to time deem necessary and appropriate. All officers shall be chosen by the board of directors.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a vice president, a treasurer and a secretary.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6. The president shall be the chief executive officer of the corporation, and sha1l be responsible for the overall management and direction of the corporation, including without limitation all decisions regarding corporate policy and strategy. The president shall preside at a1l meetings of the shareholders and the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by the Business Corporation Law to be otherwise signed and executed and except where the signing and execution thereof shall be .expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 7. In the absence of the president or in the event of the president's death or inability or refusal to act, the vice president, if any, or, if there are more than one, the executive vice president, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or by the board of directors.

Section 8. The secretary, or, in the secretary's absence, any assistant secretary, shall attend all meetings of the board of directors and all meetings of the shareholders, record all the proceedings of the meetings of the board of directors and of the shareholders in a book to be kept for that purpose and, if necessary or appropriate, certify as to the acts of the board of directors and shareholders. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. The assistant secretary, if any, or if there is more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence of the secretary, or in the event of the secretary's death or inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10. The treasurer shall render current and periodic reports of financial status to the board of directors. He shall report to the president and shall fulfill such other duties and responsibilities as shall be assigned to him by the board of directors.

ARTICLE IX

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation may be represented by certificates. Certificates shall be signed by the president or vice president and the secretary or assistant secretary or the treasurer or assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

If the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of each certificate, or each certificate shall otherwise contain a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue different series within a class, the variations in the relative rights, preferences and limitations between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights, preferences and limitations of subsequent series.

Section 2. The signatures of the officers upon a certificate may be facsimiles if (i) the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or (ii) the shares represented by the certificate are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. Such date in any case shall not be more than fifty (50) nor less than ten (to) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date next preceding the day on which notice of the meeting is mailed, or, if no notice is given, the day on which the meeting is held, or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Business Corporation Law.

ARTICLE X

GENERAL PROVISIONS

Section 1. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to the Business Corporation Law.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. The board of directors shall not pay dividends out of funds other than retained earnings unless the board of directors determines that the funds to be paid as dividends are no longer needed by the corporation in the operations of its business and that the corporation will not require additional capital contributions after the payment of such dividends.

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 5. The fiscal year of the corporation shall be the calendar year.

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, State of New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI

INDEMNIFICATION

Section 1. The corporation shall indemnify, to the fullest extent permitted by Section 722 of the Business Corporation Law, each person involved in, or made or threatened to be made a party to, any action, claim or proceeding, whether civil or criminal, including any investigative. administrative, legislative, or other proceeding, and including an action by or in the right of the corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, and including appeals therein (any such action or proceeding being hereinafter referred to as a "Matter"), by reason of the fact that such person or such person's testator or intestate (i) is or was a director or officer of the corporation, or (ii) is or was serving, at the written request of the corporation, as a director or officer of, or in any other capacity for, any other corporation, or any limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all judgments, fins, penalties, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Matter, except as provided in the next paragraph, if such director, officer or person acting in such other capacity acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

No indemnification shall be made to or on behalf of any such person if (i) such person's acts were committed in bad faith or involved intentional misconduct or a knowing violation of law, (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled or (iii) such person shall incur liability pursuant to Section 719 of the Business Corporation Law. In addition, no indemnification shall be made with respect to any Matter initiated by any such person against the corporation, or a director or officer of the corporation, other than to enforce the terms of this article, unless such Matter was authorized by the board of directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Matter unless and until the corporation has consented to such settlement or compromise.

In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the corporation shall have the burden of proving the contrary.

Written notice of any Matter for which indemnity may be sought by any person shall be given to the corporation as soon as practicable and the corporation shall be permitted to participate in such matter. Such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Matter who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Section 2. Except in the case of a Matter against a director, officer or other person specifically approved by the board of directors, the corporation shall, subject to Section 1 above, pay expenses actually and reasonably incurred by or on behalf of such a person in connection with any Matter in advance of the final disposition of such Matter. Such payments shall be made promptly upon receipt by the corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

Section 3. The rights to indemnification and advancement of expenses granted by or pursuant to this article (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, by-law, resolution or agreement, (ii) shall be deemed to constitute contractual obligations of the corporation to any director, officer or other person who serves in a capacity referred to herein at any time while this article is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this article and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this article to require the corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of bylaws, and the indemnification required by this article shall not be limited by the absence of an express recital of such circumstances.

Section 4. The corporation may, with the approval of the board of directors, enter into an agreement with any person who is, or is about to become, a director or officer of the corporation, or who is serving, or is about to serve, at the request of the corporation, as a director or officer of, or in any other capacity for, any other corporation, or any limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms and to the extent not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights, of any such person under this article.

Section 5. The corporation may purchase and maintain insurance to indemnify the corporation, the directors, the officers and other persons to whom indemnification rights are provided within the limits permitted by the Business Corporation Law.

Section 6. If any provision of this article is determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.

ARTICLE XII

AMENDMENTS

Section 1. These bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.